UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2017, NuVasive, Inc. (the “Company”) and certain of its material subsidiaries, as guarantors, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto, evidencing a revolving senior credit facility (the “Facility”) that provides for secured revolving loans, multicurrency loan options and letters of credit in an aggregate amount of up to $500.0 million. The Amended and Restated Credit Agreement amends and restates the Credit Agreement, dated as of February 8, 2016, among the Company, Bank of America, N.A., and the other lenders party thereto (the “Prior Credit Agreement”), such that the terms and conditions of the Prior Credit Agreement have been replaced in their entirety by the terms and conditions of the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains an expansion feature, which allows the Company to increase the aggregate principal amount of the Facility, provided the Company remains in compliance with the underlying financial covenants on a pro forma basis, including but not limited to, compliance with the consolidated interest coverage ratio and certain consolidated leverage ratios. The Facility matures on April 25, 2022 (subject to an earlier springing maturity date), and includes a sublimit of $50.0 million for standby letters of credit, a sublimit of $100.0 million for multicurrency borrowings, and a sublimit of $5.0 million for swingline loans. All assets of the Company and its material domestic subsidiaries are pledged as collateral under the Facility (subject to customary exceptions) pursuant to the term set forth in the Amended and Restated Security and Pledge Agreement (the “Amended and Restated Security Agreement”) executed in favor of the administrative agent by the Company. Each of the Company’s material domestic subsidiaries guarantee the Facility. Borrowings under the Facility are used by the Company to provide financing for working capital and other general corporate purposes, including potential mergers and acquisitions.

Borrowings under the Facility bear interest, at the Company’s option, at a rate equal to an applicable margin plus: (a) the applicable Eurocurrency Rate (as defined in the Amended and Restated Credit Agreement), or (b) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the Bank of America prime rate, and (3) LIBOR for an interest period of one month plus 1.00%. The margin for the Facility ranges, based on the Company’s consolidated leverage ratio, from 0.00% to 1.00% in the case of base rate loans and from 1.00% to 2.00% in the case of Eurocurrency Rate loans. The Facility includes an unused line fee ranging, based on the Company’s consolidated leverage ratio, from 0.20% to 0.35% per annum on the revolving commitment.

The terms of the Facility include certain affirmative and negative covenants as set forth in the Amended and Restated Credit Agreement, that, among other things, may restrict the Company’s ability to: create liens on assets; incur additional indebtedness; make investments; make acquisitions and other fundamental changes; sell and dispose of property or assets; pay dividends and other distributions; change the business conducted; engage in certain transactions with affiliates; enter into burdensome agreements; limit certain use of proceeds; amend organizational documents; change accounting policies or reporting practices; modify or terminate documents related to certain indebtedness; enter into sale and leaseback transactions; fund any person or business that is the subject of sanctions; and use proceeds for any breach of anti-corruption laws. The Amended and Restated Credit Agreement also requires the Company to satisfy certain reporting and financial covenants, such as maintaining a consolidated interest coverage ratio and consolidated leverage ratios, which are measured on a quarterly basis.

The Amended and Restated Credit Agreement contains certain representations and warranties and events of default, including, among other things, nonpayment of principal, interest, fees or other amounts; failure to perform or observe covenants, any representation or warranty proving to have been incorrect when made or confirmed in any material respect; cross-default to other indebtedness in an amount more than $25.0 million; bankruptcy and insolvency defaults (with a grace period for involuntary proceedings); inability to pay debts as they become due (with a grace period); monetary judgment defaults in an amount exceeding $50.0 million and material nonmonetary judgment defaults, subject to certain exceptions; customary ERISA events; actual or asserted invalidity or impairment of the loan documents associated with the Facility; any collateral document related to the Facility ceases to create a valid and perfected lien on a material portion of such collateral; and change of control of the Company.

As of April 25, 2017, the Company had no outstanding borrowings under the Facility.

The foregoing is a summary description of certain terms of the Facility and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement and the Amended and Restated Security Agreement, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated April 25, 2017, by and among the Company, certain material subsidiaries of the Company, as guarantors, Bank of America, N.A. and each of those additional Lenders party thereto.

10.2	Amended and Restated Security and Pledge Agreement, dated April 25, 2017, by and among the Company and certain material subsidiaries of the Company in favor of Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Quentin Blackford
Quentin Blackford

Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity

Date: April 25, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated April 25, 2017, by and among the Company, certain material subsidiaries of the Company, as guarantors, Bank of America, N.A. and each of those additional Lenders party thereto.

10.2	Amended and Restated Security and Pledge Agreement, dated April 25, 2017, by and among the Company and certain material subsidiaries of the Company in favor of Bank of America, N.A.